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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 relating to the financial statements and financial statement schedule of Envirogen, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which appears in Envirogen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 13, 2000

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